UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 30, 2005

SOURCECORP, INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE	0-27444	75-2560895
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3232 MCKINNEY AVENUE, SUITE 1000 DALLAS, TEXAS		75204
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 740-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01        Entry into a Material Definitive Agreement.

On September 30, 2005, SOURCECORP, Incorporated (the “Company”) entered into the Amended and Restated Credit Agreement with Bank of America, N.A., as administrative agent, Banc of America Securities LLC, as sole lead arranger and sole book manager, SunTrust Bank, as syndication agent, and JPMorgan Chase Bank, N.A., as documentation agent, providing for a credit facility that amends and replaces the Company’s then-existing Credit Agreement, dated as of April 3, 2001.  This credit facility provides for a $100,000,000 unsecured revolving line of credit, which may be used to borrow revolving loans or to issue letters of credit on the Company’s behalf, with a $35,000,000 sublimit on letters of credit.  The Company may, upon notice to the lenders, request an increase in this credit facility of up to $50,000,000, to provide for a total of $150,000,000 of unsecured revolving credit, with the increase being optional for each of the lenders.  The Company may elect interest rates on its borrowings calculated by reference to Bank of America’s prime rate (or, if greater, the average rate on overnight federal funds plus one-half of one percent) or LIBOR plus, in both cases, a margin based on the Company’s leverage ratio.  This credit facility matures on September 29, 2008, and may be extended through September 27, 2010 upon the Company’s request and the consent of the lenders.  At the maturity date, all outstanding borrowings must be repaid.

This credit facility contains certain restrictive loan covenants, including, among others, financial covenants requiring a maximum leverage ratio (funded debt to EBITDA) and a minimum fixed charge coverage ratio, and covenants limiting the Company’s ability to dispose of assets, make acquisitions, be acquired, incur indebtedness, grant liens, make investments or pay dividends.  The Company’s obligations under the new credit facility are guaranteed by the Company’s active domestic subsidiaries under a master guaranty agreement.

The credit facility contains events of default that include, among others, non-payment of principal, interest or fees, inaccuracy of representations and warranties, violation of covenants, bankruptcy and insolvency events, judgments, cross defaults to certain other indebtedness and events constituting a change of control.  The occurrence of an event of default will increase the applicable rate of interest by 2.0% and could result in the acceleration of the Company’s obligations under this credit facility, and an obligation of any or all of the Company’s active domestic subsidiaries to pay the full amount of the Company’s obligations under the credit facility.

The summary of the credit facility set forth in this Item 1.01 is qualified in its entirety by reference to the text of the Amended and Restated Credit Agreement, including the form of Amended and Restated Guaranty Agreement attached thereto, a copy of which is incorporated by reference herein as Exhibit 10.1.

Item 1.02                                             Termination of a Material Definitive Agreement.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 8.01                                             Other Events.

On September 30, 2005, the Company issued a press release announcing the execution of the new credit facility.  A copy of that press release is filed as Exhibit 99.1 to this Current Report.

The statements in this Current Report that are not historical fact are forward-looking statements that involve risks and uncertainties, which could cause actual results to differ materially from such forward-looking statements.  These forward-looking statements include, but are not limited to, any financial estimates, projections and estimates of future contract values included in this Current Report.  The aforementioned risks and uncertainties include, without limitation, the results of the Company’s ongoing SEC investigation, the potential customer impact of the results of our investigation, the effect of our investigation and financial statement restatement on the trading price of our stock, the risks of integrating our operating companies, of the timing and magnitude of technological advances, of the occurrences of a diminution in our existing customers’ needs for our services, of a change in the amount companies outsource business processes, of the impact to margins resulting from a change in revenue mix as well as the risks detailed in the Company’s filings with the Securities and Exchange Commission, including without limitation, those detailed under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K.  The Company disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

10.1

Amended and Restated Credit Agreement dated as of September 29, 2005 by and among SOURCECORP, Incorporated, Bank of America, N.A., as Administrative Agent, Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager, SunTrust Bank, as Syndication Agent, and JPMorgan Chase Bank, N.A., as Documentation Agent.

99.1	Press release dated September 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2005

SOURCECORP, INCORPORATED

	By:	/s/ ED H. BOWMAN, JR.
Ed H. Bowman, Jr.
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1

Amended and Restated Credit Agreement dated as of September 29, 2005 by and among SOURCECORP, Incorporated, Bank of America, N.A., as Administrative Agent, Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager, SunTrust Bank, as Syndication Agent, and JPMorgan Chase Bank, N.A., as Documentation Agent

99.1	Press release dated September 30, 2005